As filed with the Securities and Exchange Commission on August 12, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Milestone Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Québec	Not applicable
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

1111 Dr. Frederik-Philips Boulevard, Suite 420
Montréal, Québec CA	H4M 2X6
(Address of Principal Executive Offices)	(Zip Code)

2019 Equity Incentive Plan

(Full titles of the plans)

Joseph Oliveto

Chief Executive Officer

Milestone Pharmaceuticals USA Inc.

6210 Ardrey Kell Road

Suite 650

Charlotte, NC 28277

(514) 336-0444

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Ryan S. Sansom

Peter Byrne

Cooley LLP

500 Boylston Street, 14th Floor

Boston, MA 02116

(617) 937-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

EXPLANATORY NOTE

On June 10, 2025, shareholders of Milestone Pharmaceuticals Inc. (the “Registrant”) approved an amendment to the Milestone Pharmaceuticals Inc. 2019 Equity Incentive Plan (the “2019 EIP”) that increased the number of common shares, no par value, issuable thereunder by 4,000,000 shares. This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by the Registrant for the purpose of registering those additional 4,000,000 common shares issuable pursuant to the 2019 EIP. These additional common shares are securities of the same class as other securities for which a Registration Statement on Form S-8 of the Registrant relating to the same employee benefit plan is effective.

In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (“SEC”) are incorporated by reference into this registration statement (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K or other portions of documents filed with the SEC which are furnished, but not filed, pursuant to applicable rules promulgated by the SEC):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed on March 13, 2025 (the “Annual Report”);

(b)	The information specifically incorporated by reference into the Annual Report from the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2025;

(c)	The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 14, 2025 and August 12, 2025, respectively;

(d)	The Registrant’s Current Reports on Form 8-K filed with the SEC on March 18, 2025, March 19, 2025, March 28, 2025, June 12, 2025, June 16, 2025, July 11, 2025 and July 14, 2025;

(e)	The description of Common Stock which is contained in a registration statement on Form 8-A filed on May 6, 2019 (File No. 001-38899) under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description;

(f)	The Registrant’s Registration Statement on Form S-8, previously filed with the Commission on May 9, 2019 (File No. 333-231347), March 6, 2020 (File No. 333-236971), March 29, 2021 (File No. 333-254838), March 24, 2022 (File No. 333-263807), April 28, 2023 (File No. 333-271522), November 12, 2024 (File No. 333-283160) and March 13, 2025 (333-285765); and

(g)	All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

See the description of the Registrant’s registered securities contained in Exhibit 4.5 to the Annual Report.

Item 8. Exhibits.

The exhibits to this Registration Statement are listed below:

Exhibit
Number	Exhibit Description

4.1	Amended Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38899), filed with the SEC on May 15, 2019).

4.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-38899), filed with the SEC on May 15, 2019).

4.3	Form of Common Share Certificate (incorporated herein by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S 1 (File No. 333-230846), filed with the SEC on April 29, 2019).

4.4	2019 Equity Incentive Plan, as amended (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38899), filed with the SEC on June 12, 2025).

4.5	Form of U.S. Stock Option Grant Notice and Stock Option Agreement under the 2019 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.4 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-230846), filed with the SEC on April 29, 2019).

4.6	Form of U.S. Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the 2019 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.5 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-230846), filed with the SEC on April 29, 2019).

4.7	Form of Canadian Stock Option Grant Notice and Option Agreement under the 2019 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.6 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-230846), filed with the SEC on April 29, 2019).

4.8	Form of Canadian Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the 2019 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.7 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-230846), filed with the SEC on April 29, 2019).

5.1*	Opinion of Osler, Hoskin & Harcourt LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Osler, Hoskin & Harcourt LLP. (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montréal, Province of Québec, Canada on August 12, 2025.

Milestone Pharmaceuticals Inc.

By:	/s/ Joseph Oliveto
Joseph Oliveto
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Oliveto and Amit Hasija, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Oliveto	President, Chief Executive Officer and Director
Joseph Oliveto	(Principal Executive Officer)	August 12, 2025

/s/ Amit Hasija	Chief Financial Officer
Amit Hasija	(Principal Financial and Accounting Officer)	August 12, 2025

/s/ Stuart Duty
Stuart Duty	Director	August 12, 2025

/s/ Seth Fischer
Seth Fischer	Director	August 12, 2025

/s/ Lisa Giles
Lisa Giles	Director	August 12, 2025

/s/ Joseph Papa
Joseph Papa	Director	August 12, 2025

/s/ Andrew Saik
Andrew Saik	Director	August 12, 2025

/s/ Michael Tomsicek
Michael Tomsicek	Director	August 12, 2025

/s/ Robert Wills
Robert Wills	Director	August 12, 2025

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of Milestone Pharmaceuticals Inc. has signed this registration statement or amendment thereto on August 12, 2025.

MILESTONE PHARMACEUTICALS USA, INC.

By:	/s/ Joseph Oliveto
Joseph Oliveto
President and Chief Executive Officer